GRID NOTE

Buford, Georgia	December 31, 2016

WHEREAS, prior to the date of this Grid Note (this “Note”), Edgar Woolard (the “Holder”) has made an advance (the “Previous Advance”) to OmniMetrix LLC, a Georgia limited liability company (“OmniMetrix”), and wholly owned subsidiary of OMX Holdings, Inc. (“OMX”, and together with OmniMetrix, the “Maker”) in the amount and on the date specifically set forth on Exhibit A annexed hereto, of which the principal amount $50,000 remains due and owing on the date hereof;

WHEREAS, as of the date hereof the Maker is obligated to pay to the Holder $115,890 of accrued dividends (the “Accrued Dividends”) pursuant to the terms of the Maker’s Series A Preferred Stock held by the Holder;

WHEREAS, the Holder has agreed with the Maker that the Maker’s obligation to pay the Accrued Dividends shall be evidenced by this Note and subject to its terms;

WHEREAS, the Holder may advance additional monies (the “Additional Advances”) from time to time to the Maker, upon the terms and conditions herein contained; and

WHEREAS, the Holder May agree to have future Series A Preferred Stock dividends to which he becomes entitled evidenced by this Note (the “Subsequent Dividends” and together with Accrued Dividends, the Previous Advance and any Additional Advances, the “Advances”);

NOW THEREFORE, the Maker agrees as follows:

1. Principal and Interest Rate

For value received, the Maker promises to pay to the Holder, the unpaid principal amount of the Advances set forth on Exhibit A annexed hereto together with interest accrued thereon on the applicable Maturity Date (as hereinafter defined) in accordance with the terms of this Note, as hereafter set forth. With respect to each Advance, the principal thereof and all interest accrued thereon shall be payable on the later of April 30, 2018 and the 90th day following such Advance (the “Maturity Date”). The outstanding principal balance of this Note shall bear interest at the rate of 8.0% per annum, which interest shall accrue commencing as of the date of each Advance and be payable upon the Maturity Date. Interest shall be computed on the basis of the actual number of days elapsed over a year comprised of 365 days.

Exhibit A annexed hereto reflects the dates and amounts of all Advances made to date. The Maker hereby authorizes the Holder to endorse on Exhibit A (or continuation thereof) annexed to this Note the date and amount of all Additional Advances made to the Maker and all payments of principal amounts in respect of such Advances, which endorsements shall, absent manifest error, be conclusive evidence of the outstanding principal amount of all Advances; provided, however, that the failure by the Holder to make any such notation with respect to any Advance or payment shall not limit or otherwise effect the obligations of the Maker under this Note.

Anything to the contrary set forth in this Note notwithstanding, the Holder shall not be required to make any Additional Advances hereunder to the Maker.

2. Payments. Any payment under this Note on a day on which Holder is not open to conduct business shall be made on the next succeeding business day. The payment of principal and interest (or any partial payments thereof) or any other payments on account of this Note, when paid, shall be applied first to the payment of all interest then due on the unpaid balance of the principal amount and the balance, if any, shall be applied in reduction of the unpaid balance of the principal amount.

3. Optional Prepayment; Mandatory Prepayment.

(a) The Maker may prepay the unpaid balance of the principal amount in whole at any time or in part from time to time without premium or penalty; provided, that any such prepayment is accompanied by interest accrued and unpaid on the amount so prepaid to the date of such prepayment. Partial prepayments of this Note shall be applied first to accrued and unpaid interest and then to the Principal Amount.

(b) In the event of the sale of (i) a majority of the Maker’s assets or (ii) a majority of the Maker’s then outstanding capital stock, the Maker shall concurrently pay to Holder all of the then outstanding principal under this Note, together with all interest accrued thereon.

4. Default. The term “Default,” as used herein, means the occurrence of any one or more of the following events:

(a) Maker shall fail to make any payment of the principal of any Advance or any interest accrued thereon when such payment shall become due within ten (10) days after the due date thereof (whether at maturity, by acceleration or otherwise); or

(b) Maker shall fail to observe or perform any obligation, covenant or agreement contained or incorporated by reference in this Note (other than that covered by clause (a) above) for thirty (30) days after the earlier of (i) the first day on which Maker has knowledge of such failure or (ii) written notice thereof has been given to Maker; or

(c) Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any other action to authorize any of the foregoing; or

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(d) An involuntary case or other proceeding shall be commenced against Maker seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of, or any substantial part of the property of, Maker, and such invo1untary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Maker under applicable bankruptcy laws as now or hereafter in effect.

(e) Maker shall suspend or announce the imminent suspension of the major portion of its business operations as conducted as of the date hereof.

Upon the occurrence of a Default, the maturity of this Note may be accelerated and the unpaid balance of the principal amount then outstanding together with interest accrued and unpaid thereon declared to be immediately due and payable at the option of the Holder.

5. Address for Payments. All payments of the unpaid balance of the principal amount and interest thereon shall be paid in lawful money of the United States of America during regular business hours of the Holder at Holder’s office in Wilmington, Delaware or at such other place as the Holder or any other holder of this Note may at any time or from time to time designate in writing to the Maker.

6. Remedies Cumulative. Each right, power and remedy of the Holder as provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Holder of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers, or remedies. No failure or delay by the Holder to insist upon the strict performance of any term, condition, covenant, or agreement of this Note, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Holder from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Holder shall not be deemed to waive the right to declare an event of default for failure to effect such prompt payment of any such other amount.

7. Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware without reference to the choice of law provisions thereof. Any proceeding relating to any dispute arising out of or related to this Note shall be brought exclusively in the state or federal courts located in Wilmington, Delaware.

8. Waivers, Etc. All parties to this Note, including endorsers, sureties and guarantors, if any, hereby waive presentment for payment, demand, protest, notice of non-payment or dishonor, and of protest, and any and all other notices and demands whatsoever and agree to remain bound hereunder until the interest and Principal Amount are paid in full notwithstanding any (a) release, surrender, waiver, addition, substitution, exchange, compromise, modification of or to or indulgence granted with respect to this Note or all or any part of any collateral or security for this Note; (b) extension or extensions of time for payment which may be granted, even though the period of extension may be indefinite; and (c) inaction by, or failure to assert any legal right available to the holder of this Note.

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IN WITNESS WHEREOF, the Maker has executed this instrument, the day and year first above written.

OMNIMETRIX LLC

By:
Name:	Walter Czarnecki
Title:	President & Chief Executive Officer

OMX HOLDINGS, INC.

By:
Name:	Walter Czarnecki
Title:	President & Chief Executive Officer

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SCHEDULE TO GRID NOTE

WOOLARD

Dated December 31, 2016

DATE	AMOUNT OF LOAN	AMOUNT OF PRINCIPAL REPAID	UNPAID PRINCIPAL BALANCE OF GRID NOTE	COMMENTS

December 29, 2016	$50,000			Loan to OmniMetrix LLC

December 31, 2016	$115,890			Accrued Series A Dividend as of December 31, 2016

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